UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 19, 2020
ASTEC INDUSTRIES INC
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11595	62-0873631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 SHEPHERD ROAD
CHATTANOOGA, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (423) 899-5898
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	ASTE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2020, the Board of Directors of Astec Industries, Inc. (the "Company") appointed Jamie E. Palm as Vice President, Chief Accounting Officer and Corporate Controller of the Company, effective November 9, 2020. In this capacity, Ms. Palm will serve as the Company’s principal accounting officer and report to Rebecca Weyenberg, Chief Financial Officer.
Ms. Palm, age 42, joins the Company from ConnectWise, LLC, a market-leading software platform for technology solution providers, where she had been serving as Vice President, Controller since June 2020. Prior to ConnectWise, she was at Welbilt, Inc., a publicly-traded leading global manufacturer of commercial foodservice equipment, where she served as Vice President, Corporate Controller and Chief Accounting Officer from March 2019 to June 2020, and before that as Vice President, Corporate Controller from September 2017 to March 2019. Prior to Welbilt, Inc., she was Assistant Controller at Quality Distribution, Inc., a global bulk transportation and logistics services company, from February 2017 to September 2017. She held financial reporting and finance roles of increasing responsibility with Bloomin' Brands, Inc., a global casual dining company, from 2012 to 2017 and was the Finance Director at Syniverse Technologies LLC, a mobile communication services provider of mobile interoperability, mobile communications and mobile expertise, from 2009 to 2012. She began her career in public accounting at Ernst & Young LLP, where she worked from 2002 to 2009. Ms. Palm earned a Master of Accountancy degree and a Bachelor of Arts degree in accounting from the University of South Florida and is a certified public accountant.
Ms. Palm will receive an annual salary of $275,000, subject to annual review by the Compensation Committee of the Board, and will be eligible to earn an annual cash bonus with a target award equal to 40% of her base salary, with an opportunity to earn up to 200% of the target award, based on achievement of company and individual performance goals. In addition, upon commencement of employment, Ms. Palm will receive a one-time grant of restricted stock units having a value equal to $95,000 (based on the closing stock price on the date of grant), which will vest in equal annual installments on the first three anniversaries of the grant date, subject to Ms. Palm’s continued employment with the Company. Ms. Palm will be designated as a Tier II Participant in the Company’s Executive Change in Control Severance Plan, the terms of which were previously described in the “Potential Payments upon Termination or Change-in-Control” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2020, which description is incorporated herein by reference.
No family relationships exist between Ms. Palm and any of the Company’s directors or other executive officers. There are no arrangements between Ms. Palm and any other person pursuant to which Ms. Palm was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Ms. Palm has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc. (Registrant)

Date: October 23, 2020	By:	/s/ Rebecca A. Weyenberg
Rebecca A. Weyenberg
Chief Financial Officer